UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2013

TARGETED MEDICAL PHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-53071	20-5863618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2980 Beverly Glen Circle, Suite 301 Los Angeles, California	90077
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 474-9809

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Workers’ Compensation Receivables Funding, Assignment and Security Agreement

On June 28, 2013, the Company entered into a Workers’ Compensation Receivables Funding Assignment and Security Agreement (the “Receivables Funding Agreement”) with Cambridge Medical Funding Group, L.L.C. (“CMFG”).

Pursuant to the Receivables Funding Agreement, the Company assigned to CMFG future proceeds related to receivables and/or claims with dates of service between the year 2007 and December 31, 2012 which have been generated by the Company through treatment to workers’ compensation patients in accordance with California law (the “Funded Receivables”). In consideration for the Fund Receivables, CMFG agreed to pay $3,280,000 to the Company (the “Funding Amount”). CMFG funded $750,000 of the Funding Amount on June 30, 2013. The balance of $2,530,000 will be paid to the Company in July 2013. A closing fee equal to 3% of the Funding Amount will be deducted from the proceeds of the Funding Amount and retained by CMFG.

The Receivables Funding Agreement requires that the Company place $525,000 of the Funding Amount (the “Escrow Amount”) into escrow as a right of offset to be drawn-down by CMFG in the event the Company’s collections related to Funded Receivables fail to meet the $175,000 monthly collection requirements as described in greater detail in the Receivables Funding Agreement. If the collections related to the Funded Receivables are less than $175,000 in any month prior to CMFG’s receipt of a total of $3,280,000 in collections related to the Funded Receivables, then an amount equal to $175,000 less the amount paid to CMFG toward the CMFG Monthly Amount (hereinafter defined) will be released from escrow to CMFG. Upon CMFG’s receipt of $1.64 million collections related to the Funded Receivables, $262,500 (or such lesser amount which is held in escrow) of the Escrow Amount will be released from escrow to the Company. The remaining balance will be released to the Company upon CMFG’s receipt of a total of $3,280,000 in collections related to the Funded Receivables.

CMFG will also be entitled to collect and receive with respect to each individual Funded Receivable of the Funded Receivables a servicing fee equal to 5.0% of the Company’s monthly collections for providing primary collection activities on all accounts covered by the Receivables Funding Agreement.

After the payment of certain reimbursement expenses as described in the Funding Receivables Agreement, CMFG will receive and retain the first $175,000 per month of collections related to Funded Receivables, commencing July 28, 2013. The next $125,000 in the relevant month’s collections will be retained by the Company. The remainder of the relevant month’s collections in excess of $300,000 will be shared equally between the Company and CMFG, with 50% of the remainder in excess of the $300,000 to be forwarded to (or retained by) each party. Collections of the first $175,000 per month and CMFG’s portion of the monthly collections in excess of $300,000 related to the Funded Receivables every month thereafter will be remitted to CMFG until such time as $3,280,000 funding has been recovered by CMFG. Thereafter, collections and distributions shall continue as follows: CMFG will withhold $525,000 of the Funded Receivables as a right of offset to be drawn down by CMFG in the event the Company’s collections related to Funded Receivables fail to meet the monthly collection requirements as detailed in the Receivables Funding Agreement. Upon CMFG’s receipt of $1.64 million collections related to the Funded Receivable, one half of the right of offset amount will be released to the Company. The remaining balance will be released to the Company upon CMFG’s receipt of a total of $3,280,000 in collections related to the Funded Receivables.

The Receivables Funding Agreement includes certain customary representations, warranties and covenants by the Company. A copy of the Receivables Funding Agreement is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

Professional Services and Consulting Agreement

On June 28, 2013, the Company entered into a Professional Services and Consulting Agreement with Cambridge Medical Capital Services, L.L.C. (“CMCS” and the agreement, the “Consulting Agreement”). The Consulting Agreement will continue until such time as all obligations or contemplated transactions detailed in the Common Stock Warrant, as described above and attached hereto as Exhibit 4.1, are met, satisfied and/or completed in their entirety. Pursuant to the Consulting Agreement, CMCS will provide consultation, guidance and assistance to the Company in areas relating to medical receivable billing, billing/management strategies, financing and induction to the financial community. In consideration for CMCS’ services, the Company will pay a one time fee to CMCS in the amount of $64,000. Such fee will be reduced to $15,000 in the event that the balance of $3,280,000, which is due to the Company pursuant to the Receivables Funding Agreement, is not delivered to the Company. A copy of the Consulting Agreement is attached hereto as Exhibit 10.2.

Professional Services and Consulting Agreement

On June 28, 2013, the Company entered into a Professional Services and Consulting Agreement with James Giordano (the “Giordano Consulting Agreement”). The Giordano Consulting Agreement will continue until such time as all obligations or contemplated transactions detailed in the Common Stock Warrant, as described above and attached hereto as Exhibit 4.1, are met, satisfied and/or completed in their entirety. Pursuant to the Giordano Consulting Agreement, Mr. Giordano will provide consultation, guidance and assistance to the Company in areas relating to medical receivable billing, billing/management strategies, financing and induction to the financial community. In consideration for Mr. Giordano’s services, the Company provided Mr. Giordano with the Common Stock Warrant. In the event that the balance of $3,280,000, which is due to the Company pursuant to the Receivables Funding Agreement, is not delivered to the Company, Mr. Giordano’s will return 1,000,000 warrant shares to the Company. A copy of the Giordano Consulting Agreement is attached hereto as Exhibit 10.3.

Common Stock Warrant

On June 28, 2013, the Company issued a warrant to James Giordano for 1,412,500 shares of the Company’s common stock, no par value per share (the “Common Stock Warrant”). The Common Stock Warrant provides that Mr. Giordano may exercise his warrant on the latter of (i) six months from the date of issuance and (ii) the date on which the Receivables Funding Agreement is fully funded, and on or before June 28, 2023, at a price of $2.00 per share. The Common Stock Warrant provides for cashless exercise and grants Mr. Giordano piggyback registration rights. A copy of the Common Stock Warrant is attached hereto as Exhibit 4.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

4.1	Common Stock Warrant dated June 28, 2013.

10.1	Workers’ Compensation Receivables Funding, Assignment and Security Agreement dated June 28, 2013.

10.2	Professional Services and Consulting Agreement dated June 28, 2013.

10.3	Professional Services and Consulting Agreement dated June 28, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 3, 2013

TARGETED MEDICAL PHARMA, INC.

By:	/s/ William E. Shell
Name: William E. Shell, MD Title: Chief Executive Office